UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

BIOANALYTICAL SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 4.01	Change in Certifying Accountant

Resignation of Crowe Horwath LLP

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Bioanalytical Systems, Inc. (the “Company”) with the Securities and Exchange Commission on February 12, 2013 (the “Original Report”) in order to supplement the disclosures provided in Item 4.01 of the Original Report. Item 4.01 of the Original Report is incorporated herein by reference.

As set forth in the Original Report, on February 6, 2013 Crowe Horwath LLP ("Crowe") provided the Company with notice of its intent to resign as the Company’s independent registered public accounting firm and its resignation was effective on February 14, 2013 when it completed its review of our first quarter of fiscal 2013. During the Company’s two most recent fiscal years and the subsequent interim period through February 14, 2013, there were no disagreements between the Company and Crowe on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure which disagreements, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference thereto in Crowe’s report on the Company’s financial statements for such periods. In addition, no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s two most recent fiscal years and the subsequent interim period through February 14, 2013.

The Company provided Crowe with a copy of this Form 8-K/A and requested that Crowe furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements. A copy of Crowe’s letter, dated February 21, 2013, is attached hereto as Exhibit 16.1.

Item 9.01 Exhibits

(d)	Exhibits:

16.1	Letter from Crowe Horwath LLP dated February 21, 2013, addressed to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: February 21, 2013	By:	/s/ Jacqueline M. Lemke
Jacqueline M. Lemke
President and Chief Executive Officer,
Chief Financial Officer and Vice President—Finance